Exhibit 10.8

Voting Rights Proxy Agreement

This Voting Rights Proxy Agreement (the “Agreement”) is made in Wuhan, the P.R.C on June 3, 2017 among the following parties:

Party A:	LI Jianbao (hereinafter "Entrusting Party ")

ID No.:	410621198005141513

Party B:	Wuhan Shengshi Leju Management Co., Ltd.

Address:	Room 1, 15F, Building 6, Fanhai International Tower, Soho City, Central Business Area, Wang Jia Dun, Jianghan District, Wuhan

Party C:	Shengshi Leju (Wuhan) Technology Holdings Co. Ltd.

Address:	No.1, 23F, Building 4, Fanhai International Tower, Soho City, Central Business Area, Jianghan District, Wuhan

In this Agreement, each of Party A, Party B and Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas:

1.	The Entrusting Party, the shareholders of Party C, collectively own 20% of the equity interest in Party C in record.

2.	The Entrusting Party is willing to unconditionally entrust Party B or Party B’s designee to vote on his or her behalf at the shareholders’ meeting of Party C, and Party B is willing to accept such proxy on behalf of Entrusting Party.

Therefore, the Parties hereby agree as follows:

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1	Proxy of Voting Rights

1.1	Entrusting Party hereby irrevocably covenants that, he/she shall execute the Power of Attorney (“POA”) set forth in Exhibit A upon signing this Agreement and entrust Party B or Party B’s designee (“Designee”) to exercise all his or her rights as the shareholders of Party C under the Articles of Association of Party C (hereinafter collectively referred to as “Proxy Rights”), including without limitation to:

1)	propose to hold a shareholders' meeting in accordance with the Articles of Association of Party C and attend shareholders' meetings of Party C as the agent and attorney of Entrusting Party;

2)	exercise all shareholder's voting rights with respect to all matters to be discussed and voted in the shareholders’ meeting of Party C, including but not limited to designate and appoint the director, the chief executive officer and other senior management members of Party C;

3)	exercise other voting rights the shareholders are entitled to under the laws of China promulgated from time to time; and

4)	exercise other voting rights the shareholders are entitled to under the Articles of Association of Party C amended from time to time;

Party B hereby agrees to accept such proxy as set forth in Section 1.1. Upon receipt of the written notice of change of Designee from Party B, the Entrusting Party shall immediately entrust such person to exercise the rights set forth in Section 1.1. Except the aforesaid situation, the proxy shall be irrevocable and continuously valid.

1.2.	The Entrusting Party hereby acknowledges and ratify all the actions associated with the proxy conducted by the Designee.

1.3.	The Entrusting Party hereby confirm that, Designee is entitled to exercise all proxy rights without the consent of Entrusting Party.

2.	Rights to Information

2.1.	For the purpose of this Agreement, the Designee is entitled to request relevant information of Party C and inspect the materials of Party C. Party C shall provide appropriate assistance to the Designee for his/her work.

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2.2.	The Entrusting Party and Party C shall immediately inform Party B once the proxy matter happens.

3.	Performance of Proxy Rights

3.1.	The Entrusting Party shall provide appropriate assistance to the Designee for the performance of proxy rights provided in this Agreement, including signing and executing the shareholders’ resolution or other relevant legal documents (if applicable).

3.2.	In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

4.	Representations and Warranties

4.1.	The Entrusting Party hereby represents and warrants as follows:

1)	The Entrusting Party has full power and legal right to enter into this Agreement and perform his or her obligations under this Agreement and in executing the POA; This Agreement constitute legal, valid, binding and enforceable obligation of each Entrusting Party.

2)	Each Entrusting Party has necessary authorization for the execution and delivery of this Agreement, and the execution, delivery and performance of this Agreement will not conflict with or violate any and all constitutional documents of Party C.

3)	Each Entrusting Party is the lawfully registered and beneficial owner of the shares of Party C, and none of the shares held by the Entrusting Party is subject to any encumbrance or other restrictions, except as otherwise provided under the Equity Pledge Agreement and Share Disposal Agreement entered into by and between the Entrusting Party, Party B and Party C . According to this Agreement, the Designee has full power and legal rights to exercise the proxy rights according to the Articles of Association of Party C.

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4.2.	Party C hereby represents and warrants as follows:

1)	Party C is a company legally registered and validly existing in accordance with the laws of China and has independent legal person status, and has full and independent civil and legal capacity to execute, deliver and perform this Agreement. It can sue and be sued as a separate entity;

2)	Party C has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement. Party C’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party C.

3)	Each Entrusting Party is the lawfully registered and beneficial owner of the shares of Party C, and none of the shares held by the Entrusting Party is subject to any encumbrance or other restrictions, except as otherwise provided under the Equity Pledge Agreement and Share Disposal Agreement entered into by and between the Entrusting Party, Party B and Party C. According to this Agreement, the Designee has full power and legal rights to exercise the proxy rights according to the Articles of Association of Party C.

5.	Term of this Agreement

5.1.	This Agreement shall become effective upon the date hereof with a term of twenty (20) years. The Parties agree that, this Agreement can be extended only if Party B gives its written consent of the extension of this Agreement before the expiration of this Agreement and the other Parties shall agree with this extension without reserve.

5.2.	If the Entrusting Party has transferred all his or her equity interests in Party C subject to the prior consent of Party B, the obligations and warranties under this Agreement of the Entrusting Party shall be undertaken by the assignee.

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6.	Notices

6.1.	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered in written.

6.2.	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of acceptance or refusal at the address specified for notices. Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.	Confidentiality

The Parties acknowledge and confirm that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

8.	Liability for Breach of Agreement

8.1.	The Parties agree and confirm that, if either Party (the “Defaulting Party”) is in breach of any provisions herein or fails to perform its obligations hereunder, such breach or failure shall constitute a default under this Agreement (the “Default”), which shall entitle the non-defaulting Party (the “Non-defaulting Party”) to request the Defaulting Party to rectify or remedy such default with a reasonable period of time. If the Defaulting Party fails to rectify or remedy such default within the reasonable period of time or within 10 days of Non-defaulting Party’s written notice requesting for such rectification or remedy, then the Non-defaulting Party shall be entitled to elect the following remedial actions:

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1)	If the Defaulting Party is any Entrusting Party or Party C, then Party B has the right to terminate this Agreement and request the Defaulting Party to fully compensate its losses and damages;

2)	If the Defaulting Party is Party B, then the Non-defaulting Party has the right to request the Defaulting Party to fully compensate its losses and damages, but in no circumstance shall the Non-defaulting Party early terminate this Agreement unless the applicable law provides otherwise.

8.2.	Notwithstanding otherwise provided under this Agreement, the validity of this Section shall not be affect by the suspension or termination of this Agreement.

9.	Miscellaneous

9.1.	This Agreement shall be signed in Chinese and English language bearing the same legal effect. In the event of any inconsistency between the Chinese and English language, the Chinese version of this Agreement shall prevail. This Agreement shall have three counterparts, with each party holding one original. All counterparts shall be given the same legal effect.

9.2.	The execution, effectiveness, interpretation, performance, amendment, termination and dispute resolution shall be governed by the law of the People’s Republic of China.

9.3.	In the event of any dispute with respect to this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission Hubei Sub-Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Wuhan City, Hubei Province. The arbitration award shall be final and binding on all Parties.

9.4.	The rights and remedies provided for in this Agreement shall be accumulative and shall not affect any other rights and remedies stipulated at law.

9.5.	Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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9.6.	The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

9.7.	Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

9.8.	Without Party B's prior written consent, other Parties shall not assign its rights and obligations under this Agreement to any third party. Entrusting Party and Party C agrees that Party B may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Entrusting Party and Party C.

9.9.	This Agreement shall be binding on the legal successors of the Parties.

[THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A	LI Jianbao

By:	/s/ LI Jianbao

Party B:	Wuhan Shengshi Leju Management Co., Ltd.

By:	/s/ ZHENG Wei

Name:	ZHENG Wei

Title:	Legal Representative

Party C:	Shengshi Leju (Wuhan) Technology Holdings Co. Ltd.

By:	/s/ ZHENG Wei

Name:	ZHENG Wei

Title:	Legal Representative

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Exhibit A

Power of Attorney

I, LI Jianbao, a Chinese citizen with Chinese Identification Card No.: 410621198005141513, and a holder of 20% of the entire registered capital in Shengshi Leju (Wuhan) Technology Holdings Co. Ltd. ("My Shareholding"), hereby irrevocably authorize Wuhan Shengshi Leju Management Co., Ltd. (“Designee”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

The Designee is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders' meetings of Shengshi Leju (Wuhan) Technology Holdings Co. Ltd.; 2) exercise all the shareholder's rights and shareholder's voting rights I am entitled to under the laws of China and Articles of Association of Shengshi Leju (Wuhan) Technology Holdings Co. Ltd., including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative (chairperson), the director, the supervisor, the chief executive officer and other senior management members of Shengshi Leju (Wuhan) Technology Holdings Co. Ltd..

Without limiting the generality of the powers granted hereunder, the Designee shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Share Disposal Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Equity Pledge Agreement and Share Disposal Agreement, both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by the Designee shall be deemed as my own actions, and all the documents related to My Shareholding executed by the Designee shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the Designee.

Unless Wuhan Shengshi Leju Management Co., Ltd. issues an instruction to me to change the Designee, this Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Shengshi Leju (Wuhan) Technology Holdings Co. Ltd..

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the Designee through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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LI Jianbao

By:
June 3, 2017

Witness:
Name:
June 3, 2017

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